Second Quarter 2026 Earnings Release

Exhibit 99.1

RPC, Inc. Reports Second Quarter 2026 Financial Results

And Declares Regular Quarterly Cash Dividend

ATLANTA, July 30, 2026 - RPC, Inc. (NYSE: RES) (“RPC” or the “Company”), a leading diversified oilfield services company, announced its unaudited results for the second quarter ended June 30, 2026.

Non-GAAP and adjusted measures may include Adjusted operating income, Adjusted net income, Adjusted net income margin, Adjusted earnings per share (diluted), EBITDA and Adjusted EBITDA, Adjusted EBITDA margin, and Free cash flow which are reconciled to the most directly comparable GAAP measures in the appendices of this earnings release.

Sequential comparisons are to 1Q:26. The Company thinks quarterly sequential comparisons are most useful in assessing industry trends and RPC’s recent financial results. Both sequential and year-over-year comparisons are available in the tables at the end of this earnings release.

Second Quarter 2026 Highlights

●	Revenues increased 1% sequentially to $460.9 million
●	Net income was $12.1 million, compared to Net income of $0.9 million in the prior quarter, and diluted Earnings Per Share (EPS) was $0.05; Net income margin increased 240 basis points sequentially to 2.6%
●	Adjusted net income was $17.8 million, compared to $7.6 million in the prior quarter, and Adjusted diluted EPS was $0.08; Adjusted net income margin was 3.9%. See Appendices B and C for additional details
●	Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) was $66.0 million, compared to $53.5 million in the prior quarter; Adjusted EBITDA margin increased 250 basis points sequentially to 14.3%. See Appendix C for additional details
●	The Board of Directors declared a regular quarterly cash dividend of $0.04 per share, payable on September 10, 2026, to common stockholders of record at the close of business on August 10, 2026

Management Commentary

“During the quarter our Technical Services segment experienced modest revenue increases. Within Technical Services, Cudd Pressure Controls’ Snubbing, Spinnaker’s Cementing, and Thru-Tubing Solutions’ Downhole Tools generated double-digit revenue increases, which were mostly offset by lower Pintail Wireline revenues. Our Support Services segment revenues were up 11% sequentially led by Patterson Rental Tools, which generated a 21% increase compared to the seasonally weak first quarter.”

“During the second quarter we saw reasons for optimism with some improved pricing and activity visibility. This allowed us an opportunity to support targeted growth through a modest increase in CapEx. Oil price volatility keeps us cautious, but our balance sheet affords us the ability to invest opportunistically.”

“As previously announced, after 30 years with RPC, I believe now is the right time to retire and transition to the Company's next generation of leadership. I am committed to working closely with the Board to ensure continuity and a smooth transition, leaving RPC well-positioned with strong brands, a solid balance sheet, and a disciplined focus on full cycle returns that drive long-term shareholder value. I am blessed to have spent the last three decades working with a wonderful and dedicated group of people,” stated Ben M. Palmer, RPC’s President and Chief Executive Officer.

Second Quarter 2026 Earnings Release

Selected Industry Data (Source: Baker Hughes, Inc., U.S. Energy Information Administration)

	2Q:26	1Q:26	Change	% Change	2Q:25	Change	% Change
Average U.S. Rig Count	554	548	6	1.1%	571	(17)	(3.0)%
Average Oil Price ($/barrel)	$96.54	$70.54	$26.00	36.9%	$64.74	$31.80	49.1%
Average Natural Gas Price ($/Mcf)	$2.94	$4.81	$(1.87)	(38.9)%	$3.20	$(0.26)	(8.1)%

2Q:26 Consolidated Financial Results (sequential comparisons to previous quarter)

Revenues were $460.9 million, up 1%. Within the Technical Services segment, revenues increased 1% sequentially, with increases in Snubbing, Cementing and Downhole Tools mostly offset by a decrease in Wireline revenues. Support Services segment revenues were up 11% primarily due to a 21% increase in Rental Tools.

Cost of revenues, which excludes depreciation and amortization of $37.4 million, was $345.7 million, down from $355.6 million. Despite the increase in revenues, cost of revenues declined primarily due to improved job mix, specifically materials & supplies within Pressure Pumping.

Selling, general and administrative expenses were $51.5 million, up from $48.2 million, primarily driven by higher professional and advisory fees.

Acquisition related employment costs were approximately $7.3 million during 2Q:26, unchanged from 1Q:26, and represent non-cash accounting adjustments for costs related to the Pintail acquisition that are contingent upon continued employment.

Depreciation and amortization was $43.0 million during 2Q:26, slightly up from the previous quarter.

Interest income totaled $1.5 million, a decrease of 13% compared to the prior quarter. The decrease was due to a lower average cash balance which reflects a $20.0 million principal payment on the note payable related to the Pintail acquisition, made in early 2Q:26.

Interest expense totaled $671 thousand, a decrease of 19% compared to the prior quarter, primarily due to the principal reduction of the note payable related to the Pintail acquisition.

Income tax provision was $4.5 million, or 27.1% of income before income taxes. The effective tax rate was lower compared to previous quarter primarily due to the smaller impact of permanent adjustments on an increased pretax income.

Net earnings and Diluted EPS totaled $12.1 million and $0.05 respectively, versus net income of $0.9 million and diluted earnings per share of $0.00, respectively, in 1Q:26. Net income margin increased 240 basis points sequentially to 2.6%.

Adjusted net income and Adjusted diluted EPS were $17.8 million and $0.08, respectively, versus $7.6 million and $0.03, respectively, in 1Q:26. Adjusted net income margin increased to 3.9% compared to 1.7% in 1Q:26. See Appendix B for additional details.

Adjusted EBITDA was $66.0 million, up 23.3% from $53.5 million in 1Q:26. Adjusted EBITDA margin increased 250 basis points sequentially to 14.3%. See Appendix C for additional details.

Second Quarter 2026 Earnings Release

Balance Sheet, Cash Flow and Capital Allocation

Cash and cash equivalents decreased to $179.5 million at the end of the second quarter compared to the end of 2025, primarily due to the $20.0 million principal payment on the note payable related to the Pintail acquisition. In the second quarter of 2026 the Company amended its credit agreement to, among other things, extend the maturity date for revolving loans from June 22, 2027, to June 30, 2031. The Company had no outstanding borrowings under the Company’s $100 million revolving credit facility during the quarter.

Net cash provided by operating activities and Free cash flow were $74.6 million and $3.8 million, respectively, year-to-date through 2Q:26. Working capital was a significant use of cash during the quarter primarily due to higher accounts receivable resulting from increased customer activity and timing of collections.

Payment of dividends totaled $17.7 million year-to-date. Additionally, the Board of Directors declared a regular quarterly cash dividend of $0.04 per share, payable on September 10, 2026, to common stockholders of record at the close of business on August 10, 2026.

Share repurchases totaled $3.5 million year-to-date, all of which related to tax withholdings for restricted stock vesting.

Segment Operations (sequential comparisons versus the previous quarter)

Technical Services performs value-added completion, production and maintenance services directly to a customer’s well. These services include Pressure Pumping, Downhole Tools, Wireline, Coiled Tubing, Cementing, and other offerings.

-	Revenues were $438.1 million, up 1%
-	Operating income was $27.6 million, up $11.6 million or 73%
-	Operating income saw increases across most of our service lines

Support Services provides equipment for customer use or services to assist customer operations, including Rental Tools, pipe inspection services and storage.

-	Revenues were $22.8 million, up 11%
-	Operating income was $2.3 million, up $1.9 million
-	Results were driven by higher activity in Rental Tools and the fixed-cost nature of this service line

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(In thousands) (Unaudited)	2026	2026	2025	2026	2025

Revenues:
Technical Services	$438,115	$434,282	$396,754	$872,397	$708,598
Support Services	22,754	20,473	24,055	43,227	45,088
Total revenues	$460,869	$454,755	$420,809	$915,624	$753,686
Operating income (loss):
Technical Services	$27,562	$15,978	$21,123	$43,540	$35,126
Support Services	2,290	401	4,639	2,691	7,300
Corporate expenses	(9,206)	(8,270)	(5,871)	(17,476)	(11,675)
Acquisition related employment costs	(7,291)	(7,292)	(6,554)	(14,583)	(6,554)
Gain on disposition of assets, net	1,416	1,803	2,199	3,219	3,725
Total operating income	$14,771	$2,620	$15,536	$17,391	$27,922
Interest expense	(671)	(830)	(1,007)	(1,501)	(1,138)
Interest income	1,546	1,770	1,618	3,316	5,013
Other income, net	929	749	1,152	1,678	2,037
Income before income taxes	$16,575	$4,309	$17,299	$20,884	$33,834

Second Quarter 2026 Earnings Release

Conference Call Information

RPC, Inc. will hold a conference call today, July 30, 2026, at 9:00 a.m. ET to discuss the results for the quarter. Interested parties may listen in by accessing a live webcast in the investor relations section of RPC, Inc.’s website at www.rpc.net. The live conference call can also be accessed by calling (833) 461-5787, or +1 (585) 542-9983 for international callers, and using conference ID number 300-114-924. For those not able to attend the live conference call, a replay will be available in the investor relations section of RPC, Inc.’s website beginning approximately two hours after the call and for a period of 90 days.

About RPC

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of America, mid-continent, southwest, Appalachian and Rocky Mountain regions, and in selected international markets. RPC’s investor website can be found at www.rpc.net.

Forward-Looking Statements

Certain statements and information included in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or performance and often can be identified by the use of words such as “may,” “will,” “should,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “potential,” “continue,” or similar expressions. In particular, forward-looking statements in this press release include, without limitation, the Company’s statements regarding (i) “reasons for optimism” about its business, including improved pricing and activity visibility, (ii) the opportunity to “support targeted growth through a modest increase in CapEx,” (iii) the Company’s ability to “invest opportunistically” based on its balance sheet, and (iv) the Company being “well positioned” with strong brands, a strong balance sheet, and a disciplined focus on full cycle returns that drive long term shareholder value. These forward-looking statements are based on the Company’s current expectations and assumptions and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include, among others, changes in the price of oil and natural gas and the overall performance of the U.S. and global economies; levels of capital spending by our customers and the resulting demand for our services; the impact of tariffs and other trade actions, which may increase our cost of materials and affect our profitability; business interruptions due to adverse weather conditions or other natural or man-made disasters; changes in the competitive environment of our industry; political instability and geopolitical events in petroleum-producing regions of the world, including actions by the United States or other governments, such as the recent actions by the United States in Iran and Venezuela, and any related sanctions or disruptions of key transportation routes such as the Strait of Hormuz; actions of OPEC and other oil producing nations; our customers’ drilling and production activities; and our ability to identify, consummate and successfully integrate acquisitions and/or other strategic investments or transactions. Additional factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations are described under “Risk Factors,” “Forward-Looking Statements” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and in other reports and filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this press release, and readers are cautioned not to place undue reliance on such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date of this press release, whether as a result of new information, future events or otherwise, except as required by applicable law.

Second Quarter 2026 Earnings Release

For information about RPC, Inc., please contact:

Joshua Large,

Vice President, Corporate Finance and Investor Relations

(404) 321-2152

jlarge@rpc.net

Michael L. Schmit,

Chief Financial Officer

(404) 321-2140

irdept@rpc.net

RPC INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
(Unaudited)

REVENUES	$460,869	$454,755	$420,809	$915,624	$753,686
COSTS AND EXPENSES:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	345,718	355,585	317,746	701,303	561,641
Selling, general and administrative expenses	51,523	48,207	40,825	99,730	83,324
Acquisition related employment costs	7,291	7,292	6,554	14,583	6,554
Depreciation and amortization	42,982	42,854	42,347	85,836	77,970
Gain on disposition of assets, net	(1,416)	(1,803)	(2,199)	(3,219)	(3,725)
Operating income	14,771	2,620	15,536	17,391	27,922
Interest expense	(671)	(830)	(1,007)	(1,501)	(1,138)
Interest income	1,546	1,770	1,618	3,316	5,013
Other income, net	929	749	1,152	1,678	2,037
Income before income taxes	16,575	4,309	17,299	20,884	33,834
Income tax provision	4,500	3,454	7,151	7,954	11,656
NET INCOME	$12,075	$855	$10,148	$12,930	$22,178

EARNINGS PER SHARE
Basic	$0.05	$0.00	$0.05	$0.06	$0.10
Diluted	$0.05	$0.00	$0.05	$0.06	$0.10

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	221,659	221,331	220,610	221,495	218,150
Diluted	221,659	221,331	220,610	221,495	218,150

Second Quarter 2026 Earnings Release

RPC INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(In thousands)
	June 30,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Cash and cash equivalents	$179,468	$209,974
Accounts receivable, net	378,538	327,668
Inventories	125,793	119,004
Income taxes receivable	3,411	6,302
Prepaid expenses	15,544	18,307
Other current assets	23,220	23,215
Total current assets	725,974	704,470
Property, plant and equipment, net	519,012	531,556
Operating lease right-of-use assets	19,466	24,094
Finance lease right-of-use assets	1,623	1,934
Goodwill	81,249	83,422
Other intangibles, net	93,764	97,499
Other assets	18,667	25,410
Total assets	$1,459,755	$1,468,385

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Accounts payable	$146,966	$119,757
Accrued payroll and related expenses	33,188	38,636
Accrued insurance expenses	8,063	7,194
Accrued state, local and other taxes	6,066	3,543
Income taxes payable	896	787
Unearned revenue	—	13,233
Current portion of operating lease liabilities	5,759	7,606
Current portion of finance lease liabilities	941	977
Current portion of notes payable	10,000	20,000
Accrued expenses and other liabilities	5,434	5,419
Total current liabilities	217,313	217,152
Accrued insurance expenses	17,254	15,570
Notes payable	20,000	30,000
Operating lease liabilities	14,423	17,762
Finance lease liabilities	756	1,041
Other long-term liabilities	6,941	10,814
Deferred income taxes	74,319	76,875
Total liabilities	351,006	369,214

STOCKHOLDERS' EQUITY
Common stock	22,166	22,057
Capital in excess of par value	—	—
Retained earnings	1,089,403	1,079,664
Accumulated other comprehensive loss	(2,820)	(2,550)
Total stockholders' equity	1,108,749	1,099,171
Total liabilities and stockholders' equity	$1,459,755	$1,468,385

Second Quarter 2026 Earnings Release

RPC INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	(In thousands)
Six months ended June 30,	2026	2025
	(Unaudited)	(Unaudited)
OPERATING ACTIVITIES
Net income	$12,930	$22,178
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	85,836	77,970
Acquisition related employment costs	14,583	6,554
Working capital	(42,605)	(14,824)
Other operating activities	3,863	1,065
Net cash provided by operating activities	74,607	92,943

INVESTING ACTIVITIES
Capital expenditures	(70,837)	(75,323)
Proceeds from sale of assets	7,421	9,496
Purchase of business, net of cash and debt assumed	—	(165,656)
Net cash used for investing activities	(63,416)	(231,483)

FINANCING ACTIVITIES
Payment of dividends	(17,729)	(17,478)
Repayment of debt	(20,000)	(4,502)
Cash paid for common stock purchased and retired	(3,452)	(2,868)
Cash paid for finance lease	(516)	(474)
Net cash used for financing activities	(41,697)	(25,322)

Net decrease in cash and cash equivalents	(30,506)	(163,862)
Cash and cash equivalents at beginning of period	209,974	325,975
Cash and cash equivalents at end of period	$179,468	$162,113

Non-GAAP Measures

RPC, Inc. has used the non-GAAP financial measures of Adjusted operating income, Adjusted net income, Adjusted net income margin, Adjusted earnings per share, Adjusted EBITDA, Adjusted EBITDA margin and free cash flow in today's earnings release. These measures should not be considered in isolation or as a substitute for performance or liquidity measures prepared in accordance with GAAP. Management believes that presenting these non-GAAP measures, other than free cash flow, enables investors to compare the operating performance of our core business consistently over various time periods, without regard to acquisition related employment costs and changes in our accounting for purchases of wireline cables, and in the case of Adjusted EBITDA and Adjusted EBITDA margin, without regard to changes in our capital structure. Management believes that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating RPC's liquidity. Free cash flow should be considered in addition to, rather than as a substitute for, net cash provided by operating activities as a measure of our liquidity. Additionally, RPC’s definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, management believes it is important to view free cash flow as a measure that provides supplemental information to our Condensed Consolidated Statements of Cash Flows.

A non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that either 1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts,

Second Quarter 2026 Earnings Release

that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows, or 2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.

Set forth in the appendices below are reconciliations of these non-GAAP measures with their most directly comparable GAAP measures. These reconciliations also appear on RPC, Inc.'s investor website, which can be found at www.rpc.net.

Appendix A

(Unaudited)	Three months ended				Six months ended
	June 30,	March 31,	June 30,		June 30,	June 30,
(In thousands)	2026	2026	2025		2026	2025
Reconciliation of Operating Income to Adjusted Operating Income

Operating income	$14,771	$2,620	$15,536		$17,391	$27,922
Wireline cable expenses	—	—	(2,778)	(1)	—	(2,778)	(1)
Acquisition related employment costs	7,291	7,292	6,554		14,583	6,554
Adjusted operating income	$22,062	$9,912	$19,312		$31,974	$31,698

(1) Beginning in the fourth quarter of 2025, wireline cables, previously capitalized and depreciated over 18 months, began being expensed due to a change in their estimated useful lives.

Appendix B

(Unaudited)	Three months ended				Six months ended
	June 30,	March 31,	June 30,		June 30,	June 30,
(In thousands)	2026	2026	2025		2026	2025
Reconciliation of Net Income to Adjusted Net Income

Net income	$12,075	$855	$10,148		$12,930	$22,178
Adjustments:
Wireline cable expenses, before taxes	—	—	(2,778)	(1)	—	(2,778)	(1)
Tax effect of wireline cable expenses	—	—	653		—	653
Acquisition related employment costs, before taxes	7,291	7,292	6,554		14,583	6,554
Tax effect of Acquisition related employment costs	(1,565)	(572)	802		(2,137)	802
Total adjustments, net of tax	5,726	6,720	5,231		12,446	5,231
Adjusted net income	$17,801	$7,575	$15,379		$25,376	$27,409

(1) Beginning in the fourth quarter of 2025, wireline cables, previously capitalized and depreciated over 18 months, began being expensed due to a change in their estimated useful lives.

Second Quarter 2026 Earnings Release

(Unaudited)	Three months ended				Six months ended
	June 30,	March 31,	June 30,		June 30,	June 30,
	2026	2026	2025		2026	2025
Reconciliation of Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share

Diluted earnings per share	$0.05	$0.00	$0.05		$0.06	$0.10
Adjustments:
Wireline cable expenses, before taxes	—	—	(0.01)	(2)	—	(0.01)	(2)
Tax effect of wireline cable expenses	—	—	—		—	—
Acquisition related employment costs, before taxes	0.03	0.03	0.03		0.07	0.03
Tax effect of Acquisition related employment costs	(0.01)	—	—		(0.01)	—
Total adjustments, net of tax	0.02	0.03	0.02		0.06	0.02
Adjusted diluted earnings per share (1)	$0.08	$0.03	$0.06		$0.11	$0.13

Weighted average shares outstanding (in thousands)	221,659	221,331	220,610		221,495	218,150

(1) Adjusted diluted earnings per share may not equal the sum of Diluted earnings per share plus the Total adjustments, net of tax due to rounding.

(2) Beginning in the fourth quarter of 2025, wireline cables, previously capitalized and depreciated over 18 months, began being expensed due to a change in their estimated useful lives.

Appendix C

(Unaudited)	Three months ended				Six months ended
	June 30,	March 31,	June 30,		June 30,	June 30,
(In thousands)	2026	2026	2025		2026	2025
Reconciliation of Net Income to EBITDA and Adjusted EBITDA, and Net Income Margin to Adjusted Net Income Margin and Adjusted EBITDA Margin
Net income	$12,075	$855	$10,148		$12,930	$22,178
Adjustments:
Income tax provision	4,500	3,454	7,151		7,954	11,656
Interest expense	671	830	1,007		1,501	1,138
Depreciation and amortization	42,982	42,854	42,347		85,836	77,970
Interest income	(1,546)	(1,770)	(1,618)		(3,316)	(5,013)
EBITDA	$58,682	$46,223	$59,035		$104,905	$107,929

Wireline cable expenses	—	—	(4,720)	(2)	—	(4,720)	(2)
Acquisition related employment costs	7,291	7,292	6,554		14,583	6,554
Adjusted EBITDA	$65,973	$53,515	$60,869		$119,488	$109,763

Revenues	$460,869	$454,755	$420,809		$915,624	$753,686

Net income margin(1)	2.6%	0.2%	2.4%		1.4%	2.9%

Adjusted net income margin(1)	3.9%	1.7%	3.7%		2.8%	3.6%

Adjusted EBITDA margin(1)	14.3%	11.8%	14.5%		13.0%	14.6%

(1) Net income margin is calculated as Net income divided by Revenues. Adjusted net income margin is calculated as Adjusted net income divided by Revenues. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenues.

(2) Beginning in the fourth quarter of 2025, wireline cables, previously capitalized and depreciated over 18 months, began being expensed due to a change in their estimated useful lives.

Second Quarter 2026 Earnings Release

Appendix D

(Unaudited)	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
(In thousands)	2026	2025	2026	2025
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	$43,434	$53,078	$74,607	$92,943
Capital expenditures	(38,732)	(43,053)	(70,837)	(75,323)
Free cash flow	$4,702	$10,025	$3,770	$17,620